Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—
1. Individual	The individual

2. Two or more individuals (joint account) combined funds, the first individual on the account(1)	The actual owner of the account or, if

3. Husband and wife (joint account) combined funds, the first individual on the account(1)	The actual owner of the account or, if

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

5. Adult and minor (joint account) contributor, the minor(1)	The adult or, if the minor is the only

6. Account in the name of guardian or committee for a designated ward, minor or incompetent person	The ward, minor or incompetent person(3)

7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

8. Sole proprietorship account or account of single member LLC	The owner(4)

9. A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)

10. Corporate account or account of LLC electing corporate status on Form 8832	The corporation

11. Religious, charitable or educational tax-exempt organization	The organization

12. Partnership account held in the name of the business or account of multi-member LLC (other than an LLC described in item 10)	The partnership

13. Association, club or other tax-exempt organization	The organization

14. A broker or registered nominee	The broker or nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s, or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal trust, estate or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a Tax Identification Number (“TIN”) or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

In some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain a Social Security Number. This includes certain resident aliens who must receive information returns but who cannot obtain a Social Security Number. These individuals must apply for an Individual Taxpayer Identification Number (“ITIN”) on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for a Social Security Number. Individuals who have an ITIN must provide it on Form W-9.

Payees Exempt From Backup Withholding

Even if the payee does not provide a TIN in the manner required, backup withholding is not required if the payee is:

1.	An organization exempt from tax under section 501(a), any individual retirement account (IRA), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
2.	The United States or any of its agencies or instrumentalities.
3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities.
5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation.
7.	A foreign central bank of issue.
8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
9.	A futures commission merchant registered with the Commodity Futures Trading Commission.
10.	A real estate investment trust.
11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.
12.	A common trust fund operated by a bank under section 584(a).
13.	A financial institution.
14.	A middleman known in the investment community as a nominee or custodian.
15.	A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
•	Payments of patronage dividends not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Mortgage or student loan interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

•	Wages.
•	Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.
•	Certain surrenders of life insurance contracts.
•	Gambling winnings if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
•	Real estate transactions reportable under section 6045(e).
•	Cancelled debts reportable under section 6050P.
•	Distributions from a medical savings account and long-term care benefits.
•	Fish purchases for cash reportable under section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, CHECK THE BOX MARKED “EXEMPT FROM BACKUP WITHHOLDING” AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice.—Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1)	Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Civil and Criminal Penalties for False Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.